Integra LifeSciences Announces Appointment of Mojdeh Poul as President and Chief Executive Officer A proven healthcare executive with deep global expertise and a distinguished record in business strategy and execution, portfolio transformation, value-creating innovation, commercial excellence, and leadership development PRINCETON, New Jersey, Nov. 4, 2024 -- Integra LifeSciences Holdings Corporation (Nasdaq:IART), a leading global medical technology company, today announced that its board of directors has appointed Mojdeh Poul as the new president and chief executive officer, effective January 6, 2025. Ms. Poul will also join the Integra board when she assumes the role. She will succeed Jan De Witte, who will remain president and CEO until January 6, 2025. Stuart Essig will remain executive chairman of Integra for a limited period of time before returning to his prior role as non-executive chairman. “The board and I are thrilled to welcome Mojdeh as Integra’s next president and CEO,” said Stuart Essig, executive chairman of Integra. “Mojdeh is a seasoned global healthcare executive who brings a wealth of knowledge and expertise in business strategy and transformation, commercial excellence, and leadership development. Her passion for building high-performance teams that navigate complexity and deliver results will be critical in driving and successfully executing our strategic and operational plans. Mojdeh’s proven track record in advancing the vision and leadership impact of the companies she has served gives me great confidence she will successfully lead Integra in its mission to set new standards of care.” Most recently, Ms. Poul was the executive vice president and group president for 3M’s $8.5B Global Healthcare Business, comprised of four business units, including advanced wound care. In this role, she had global accountability for all functions – R&D, manufacturing and commercial operations, quality, and regulatory. Ms. Poul and her team led the transformation of the healthcare portfolio through a number of strategic acquisitions and divestitures, as well as organic product and business model innovation. Before joining 3M, Ms. Poul held global business leadership positions of increasing responsibility at Medtronic and Boston Scientific. In these roles, she accelerated penetration of neuromodulation and emerging cardiovascular technologies and therapies through the deployment of multifaceted market development strategies. “I am honored to serve as the next president and CEO of Integra and thankful to Stuart and the board for their trust in my leadership,” said Ms. Poul. “As we work through the transition, we will remain sharply focused on executing our operational and quality compliance strategic priorities, while maximizing the potential of Integra’s leading product portfolio. I look forward to partnering with the board and working with our teams and customers to advance our products and technologies to restore patients’ lives.”

2 Ms. Poul currently serves on the board of directors and is a member of the audit committee at Align Technology. She is also a board director and member of the audit committee at iRhythm Technologies, as well as a board director and member of the audit, and the compensation and talent development committees at Stanley Black and Decker. Ms. Poul received her bachelor’s and master’s degrees in mechanical engineering from the University of Louisville. She also holds an MBA from the University of North Carolina at Chapel Hill. Mr. Essig added, “We want to thank Jan for his leadership and contributions to Integra, many of which lay the groundwork for future success. His focus on growing our international business, integrating digital technology into our product pipeline, attracting top talent and building strong, capable teams will leave a lasting impact on Integra. In addition, Jan shaped our portfolio through the strategic acquisitions of Surgical Innovation Associates, the makers of Durasorb®, and Acclarent. We also appreciate Jan’s leadership in driving our operational and quality compliance strategic plans and his commitment to facilitating a smooth leadership transition.” “I want to express my sincerest gratitude to our dedicated and talented Integra colleagues for their resilience and determination over the years and their unwavering commitment to our mission to help customers and patients,” said Mr. De Witte. “Integra has been a pioneer in medical innovations for 35 years and I believe its portfolio of technological advancements and its people, whose passion and commitment to our purpose and values, are instrumental to Integra’s success, now and well into the future.” About Integra LifeSciences At Integra LifeSciences, we are driven by our purpose of restoring patients’ lives. We innovate treatment pathways to advance patient outcomes and set new standards of surgical, neurologic and regenerative care. We offer a comprehensive portfolio of high quality, leadership brands. For the latest news and information about Integra and its products, please visit www.integralife.com. Forward-Looking Statements This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements. These forward-looking statements relate to, among other things, expectations, estimates and

3 projections concerning the Company’s business and operations, financial performance, strategic initiatives, resources, product development and regulatory approvals, and the leadership transition. Forward-looking statements in this news release should be evaluated together with the many risks and uncertainties that affect Integra’s business and market which include but are not limited to: the ability of the Company to successfully manage leadership changes, other factors beyond the Company's control and the economic, competitive, governmental, technological, and other factors identified under the heading "Risk Factors" included in item 1A of Integra's Annual Report on Form 10- K for the year ended December 31, 2023, and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as the date thereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Contacts: Investor Relations: Chris Ward (609) 772-7736 chris.ward@integralife.com Media: Laurene Isip (609) 208-8121 laurene.isip@integralife.com